Consent of Independent Auditors

The Board of Directors
First Cova Life Insurance Company

We consent to the use of our reports on the statutory financial statements of First Cova Life Insurance Company (the Company) dated April 23, 1999, and on the financial statements of the sub-accounts of First Cova Variable Annuity Account One dated March 1, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 4 to the Registration Statement (Form N-4, No. 33-74174) of First Cova Variable Annuity Account One.

                                         /s/ KPMG LLP
                                             KPMG LLP

Chicago, Illinois
December 30, 1999